Exhibit 10.2

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                    PARTICIPATION AND REIMBURSEMENT AGREEMENT

                                     Between

                                 JEFFERSON BANK

                                       and

                              CORESTATES BANK, N.A.


                                   Dated as of

                                  March 1, 1997


               Montgomery County Industrial Development Authority
              Federally Taxable Variable Rate Demand Revenue Bonds
                       (Neose Technologies, Inc. Project)
                                Series B of 1997

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I - DEFINITIONS..................................................... 2
         Section 1.1.  Definitions.......................................... 2
         Section 1.2.  Accounting Terms..................................... 4
         Section 1.3.  Interpretation....................................... 4

ARTICLE II - THE LETTER OF CREDIT........................................... 4
         Section 2.1.  Amount and Term of Letter of Credit.................. 4
         Section 2.2.  Reimbursement of Drawings............................ 4
         Section 2.3.  Interest............................................. 4
         Section 2.4.  Commitment Fees...................................... 5
         Section 2.5.  Charges and Expenses................................. 5
         Section 2.6.  Reduction of Letter of Credit Amount;
                       Reinstatement of Letter of Credit
                       Amount for Interest on the Bonds..................... 5

ARTICLE III - CONDITIONS PRECEDENT.......................................... 5
         Section 3.1.  Documentation........................................ 5
         Section 3.2.  Statements........................................... 6
         Section 3.3.  Related Documents; Issuance of Bonds................. 6

ARTICLE IV - PAYMENT PROVISIONS............................................. 7
         Section 4.1.  Place and Manner of Payment.......................... 7
         Section 4.2.  Computation of Interest and Fees..................... 7
         Section 4.3.  Evidence of Debt..................................... 7
         Section 4.4.  Increased Costs...................................... 7
         Section 4.5.  Overdue Payments..................................... 8

ARTICLE V - REPRESENTATIONS AND WARRANTIES.................................. 8
         Section 5.1.  Existence and Power.................................. 8
         Section 5.2.  Corporate and Governmental Authorization;
                       No Contravention..................................... 8
         Section 5.3.  Binding Effect....................................... 9
         Section 5.4.  Governmental and Other Approvals..................... 9
         Section 5.5.  Financial Information................................ 9
         Section 5.6.  Litigation........................................... 9
         Section 5.7.  Taxes................................................10

ARTICLE VI - COVENANTS......................................................10
         Section 6.1.  Information..........................................10
         Section 6.2.  Consolidations, Mergers, Sales of Assets.............10
         Section 6.3.  Conduct of Business and Maintenance of Existence.....11
         Section 6.4.  Compliance with Laws.................................11


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                                                                           Page
                                                                           ----
         Section 6.5.  Books and Records....................................11
         Section 6.6.  Payment of Obligations...............................11
         Section 6.7.  Notices..............................................11
         Section 6.8.  Related Documents....................................11

ARTICLE VII - DEFAULT AND REMEDIES..........................................12
         Section 7.1.  Events of Default....................................12
         Section 7.2.  Remedies.............................................13

ARTICLE VIII - CHARACTER OF OBLIGATIONS.....................................13
         Section 8.1.  Obligations Absolute.................................13
         Section 8.2.  Continuing Obligation................................13
         Section 8.3.  Limited Liability of the Bank........................14
         Section 8.4.  Indemnification......................................14

ARTICLE IX - MISCELLANEOUS..................................................15
         Section 9.1.  Benefit, Security and Subrogation....................15
         Section 9.2.  Set-Off..............................................15
         Section 9.3.  Costs, Expenses and Taxes............................16
         Section 9.4.  Notices..............................................16
         Section 9.5.  Amendment and Waivers................................16
         Section 9.7.  Severability.........................................17
         Section 9.8.  Headings.............................................17
         Section 9.9.  Satisfaction Required................................17
         Section 9.10. Survival of Covenants................................17
         Section 9.11. Counterparts.........................................17
         Section 9.12. WAIVER OF JURY TRIAL.................................18


EXHIBIT A - Form of Letter of Credit
EXHIBIT B - Form of Pledge, Security and Indemnification Agreement


All exhibits omitted. The Registrant notes that the Letter of Credit and Pledge, Security and Indemnification Agreement have been filed as Exhibits 4.6 and 4.7 to this Quarterly Report on Form 10-Q.


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                    PARTICIPATION AND REIMBURSEMENT AGREEMENT


         THIS PARTICIPATION AND REIMBURSEMENT AGREEMENT ("this Agreement"), dated as of March 1, 1997, is made between JEFFERSON BANK, a Pennsylvania state bank (the "Participating Bank"), and CORESTATES BANK, N.A., a national banking association (the "Bank").


                                    RECITALS:

         A. The Montgomery County Industrial Development Authority (the "Issuer") proposes to issue federally taxable variable rate demand revenue bonds (the "Bonds") in an aggregate principal amount of $8,400,000 for the benefit of Neose Technologies, Inc. (the "Borrower") pursuant to a Trust Indenture dated as of March 1, 1997 (the "Indenture") between the Issuer and Dauphin Deposit Bank and Trust Company, as Trustee (the "Trustee"), and to lend the proceeds of the sale of the Bonds to the Borrower pursuant to a Loan Agreement between Borrower and the Issuer dated as of March 1, 1997 (the "Loan Agreement") to provide funds to finance all or a portion of the costs of acquiring, constructing, installing and/or rehabilitating certain facilities, or to refund prior bonds issued for such purpose, as more fully described in the Loan Agreement (the "Project").

         B. The Bonds are expected to be sold at substantially the same time as are certain other federally taxable variable demand revenue bonds of the Issuer being issued for the benefit of the Borrower.

         C. To support certain payments with respect to the Bonds, the Borrower has requested the Participating Bank to enter into this Agreement with the Bank in order to induce the Bank to issue its direct pay letter of credit, in favor of the Trustee, in the form of Exhibit A hereto (the "Letter of Credit") in the Letter of Credit Amount (as defined in the Letter of Credit) for the account of the Participating Bank.

         D. The Participating Bank will be responsible for amounts drawn under the Letter of Credit on behalf of the Participating Bank and for fees and other amounts due with respect to the Letter of Credit.

                  NOW, THEREFORE, in consideration of the foregoing and the undertakings herein set forth and intending to be legally bound, the Participating Bank and the Bank hereby agree as follows:


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                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. Definitions. Terms defined in the introductory paragraph and the recitals to this Agreement have the respective meanings assigned to those terms in such paragraph and recitals. The following terms are used in this Agreement with the following respective meanings, unless the Bank and the Participating Bank otherwise agree in writing:

         "Audited Financial Statements" has the meaning set forth in
Section 5.5.

         "Bond Pledge Agreement" means a Pledge, Security and Indemnification Agreement dated as of March 1, 1997 to be executed by the Borrower, the Participating Bank and the Bank, substantially in the form attached hereto as Exhibit B.

         "Business Day" means any day other than a Saturday, Sunday or a day on which banks in Philadelphia, Pennsylvania or in any other city in which the principal corporate trust office of the Trustee or the principal office of the Participating Bank or the office of the Bank at which drawing documents are required to be presented under the Letter of Credit is located are authorized or required by law to close or a day on which the New York Stock Exchange is closed.

         "Call Report" means the report of condition of financial institutions as required by The Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and in the form and prepared as required by the Federal Financial Institutions Examination Council and by the federal agency regulating the Participating Bank.

         "Date of Issuance" means the date on which the Letter of Credit is issued upon request of the Participating Bank pursuant to Section 2.1.

         "Default" means any event or condition which, with the giving of notice, the lapse of time or both, would become an Event of Default.

         "Drawing" has the meaning assigned to that term in the Letter of Credit.

         "Drawing Date" means the date on which the Bank has honored a Drawing.

         "Drawing Payment Date" has the meaning set forth in Section 2.2.

         "Event of Default" means any of the events specified in Section 7.1.

         "Expiration Date" has the meaning assigned to that term in the Letter of Credit.

         "GAAP" means generally accepted accounting principles consistently applied.


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         "Interest Drawing" has the meaning assigned to it in the Letter of
Credit.

         "Letter of Credit Amount" has the meaning assigned to that term in the Letter of Credit.

         "Liquidity Drawing" has the meaning assigned to that term in the Letter of Credit.

         "Person" means an individual, a corporation, a partnership, an association, a trust, a government, a political subdivision, a governmental agency or instrumentality or any other entity or organization.

         "Placement Memorandum" means the final Placement Memorandum of the Issuer relating to the Bonds.

         "Pledged Bonds" means any Bonds delivered to or for the account of the Bank in connection with a Liquidity Drawing under the Letter of Credit.

         "Preliminary Placement Memorandum" means the Preliminary Placement Memorandum dated March 10, 1997 of the Issuer relating to the Bonds.

         "Prime Rate" means the rate of interest announced from time to time by the Bank as its Prime Rate. Such Prime Rate shall change as and when such announced Prime Rate changes effective as of the opening of business on the day announced. Such Prime Rate is determined by the Bank on the basis of a variety of economic and business factors as are in the judgment of the Bank relevant to that determination, and loans made by the Bank may bear rates below, at or above such Prime Rate. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit to debtors.

         "Principal Drawing" has the meaning assigned to it in the Letter of Credit.

         "Reimbursement Agreement" means the Reimbursement Agreement, of even date herewith, between the Participating Bank and the Borrower with respect to the Bonds.

         "Related Documents" means the Bonds, the Indenture, the Loan Agreement, the Reimbursement Agreement, the Security Agreement between Borrower and Participating Bank in connection with the Bonds, the Mortgage, Assignment of Leases and Security Agreement of Borrower in favor of Participating Bank in connection with the Bonds and the Custodial and Collateral Security Agreement among Borrower, Participating Bank and Offitbank in connection with the Bonds.

         "Scheduled Expiration Date" has the meaning assigned to that term in the Letter of Credit.

         "State" means the Commonwealth of Pennsylvania.


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         Section 1.2. Accounting Terms. Unless otherwise specified in this
Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, on a basis consistent with the most recent consolidated financial statements of the Participating Bank delivered to the Bank.

         Section 1.3. Interpretation. In this Agreement, unless the Bank and the Participating Bank otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders, references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including", "includes" and "include,, shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; and references to Persons includes their respective permitted successors and assigns.


                                   ARTICLE II
                              THE LETTER OF CREDIT

         Section 2.1. Amount and Term of Letter of Credit. The Participating Bank hereby requests the Bank to issue the Letter of Credit to the Trustee. Subject to satisfaction of the conditions precedent set forth in Article III, the Bank shall issue the Letter of Credit, in favor of the Trustee, in the Letter of Credit Amount, effective on the Date of Issuance and expiring on the Expiration Date. On or prior to the Scheduled Expiration Date and on each anniversary date thereafter, the Bank may, upon the written request of the Participating Bank given to the Bank not more than one (1) year nor less than ninety (90) days prior to such anniversary date, elect, at its sole option, to extend the Scheduled Expiration Date with respect to the Letter of Credit for one additional year, it being understood that the Bank shall have no obligation to grant any such extension. Any such extension shall be subject to the mutual agreement of the Participating Bank and the Bank as to any fees to be applicable to the period of extension.

         Section 2.2. Reimbursement of Drawings. Immediately after the Drawing Date for each Drawing (the "Drawing Payment Date"), the Participating Bank shall reimburse the Bank for all amounts advanced by the Bank in respect of such Drawing or shall cause such reimbursement to be paid by the Trustee to the Bank pursuant to the Indenture. The Bank agrees to give telephonic notice to the Participating Bank on the day that the Bank receives notice from the Trustee for each Drawing.

         Section 2.3. Interest. The Participating Bank agrees to pay interest on all Drawings advanced by the Bank from the relevant Drawing Payment Date until repaid in full, at a rate per annum equal to the Prime Rate plus one percent (1%).


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         Section 2.4. Commitment Fees. On the Date of Issuance and quarterly on each June 1, September 1, December 1 and March 1 thereafter, so long as any credit remains available to the Trustee under the Letter of Credit, the Participating Bank shall pay to the Bank a Letter of Credit commitment fee computed at the rate of one quarter of one percent (.25%) per annum (i.e., one sixteenth of one percent per quarter) on the Letter of Credit Amount on such date; provided that for purposes of computing such Letter of Credit Amount the Letter of Credit Amount shall be treated as having been reinstated with respect to each Interest Drawing and Liquidity Drawing on the day the Bank receives reimbursement therefor, unless the Bank has given written notice to the Trustee pursuant to paragraph 5 of the Letter of Credit that such reinstatement shall not occur. Computations of commitment fees to be paid to the Bank hereunder shall be for the actual number of days in the applicable period, based on a 360-day year. Except as set forth below, there shall be no reduction or refund of any portion of any such commitment fee in the event the Letter of Credit expires or is drawn upon, reduced (automatically or otherwise) or otherwise modified during the quarterly period in respect of which a commitment fee is computed. The Bank agrees to reimburse the Participating Bank a pro rata portion of the commitment fees paid by or on behalf of the Participating Bank in advance if, subsequent to any such quarterly payment but in the period for which the payment was made, the Letter of Credit is terminated by delivery of a notice in the form of Annex 7 to the Letter of Credit.

         Section 2.5. Charges and Expenses. The Participating Bank shall pay to the Bank within five (5) Business Days of submission to the Participating Bank of the Bank's bill therefor, any and all customary and reasonable administrative charges and expenses (including, for instance, an issuance fee of $100 and an amendment fee of $50) which the Bank may pay or incur relative to the Letter of Credit. The Participating Bank shall pay to the Bank upon each transfer of the Letter of Credit in accordance with its terms a transfer fee equal to the greater of $250,000 or one-eighth of one percent (1/8%) of the then outstanding Letter of Credit Amount, together with any and all costs and expenses of the Bank incurred in connection with such transfer.

         Section 2.6. Reduction of Letter of Credit Amount; Reinstatement of Letter of Credit Amount for Interest on the Bonds. The Letter of Credit Amount shall be reduced and reinstated as specified in the Letter of Credit; provided, however, the Bank shall not reinstate the Letter of Credit pursuant to paragraph 5(c) thereof without the prior written consent of the Participating Bank or if there exists an event of default under the Reimbursement Agreement and notice of such default is given to the Bank by the Participating Bank at least three (3) Business Days prior to the date reinstatement would otherwise occur under the Letter of Credit.


                                   ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.1. Documentation. As conditions precedent to the Bank's issuance of the Letter of Credit, the Bank shall have received each of the following, dated the Date of Issuance, in form and substance satisfactory to the Bank:


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                  (a) an executed copy of this Agreement, each of the Related
Documents (other than the Bonds) and the Bond Pledge Agreement;

                  (b) a certificate of an authorized officer of the Borrower as to the authority, incumbency and specimen signatures of all officers of the Borrower who have signed the Bond Pledge Agreement and who will be authorized to represent the Borrower in connection with the Bond Pledge Agreement, upon which the Bank may rely until it receives a new such certificate, as applicable;

                  (c) a certified copy of the resolutions of the Board of the Directors of the Participating Bank authorizing the execution and delivery of, the performance under, and evidencing the authority of each person who has signed, or who will sign this Agreement and the Bond Pledge Agreement;

                  (d) an incumbency certificate signed by an authorized officer of the Participating Bank certifying the names and the signatures of the officers of the Participating Bank authorized to sign this Agreement and the Bond Pledge Agreement;

                  (e) opinions of (i) counsel to the Borrower acceptable to the Bank, (ii) Ballard Spahr Andrews & Ingersoll, as bond counsel, and (iii) counsel to the Participating Bank acceptable to the Bank, all dated the Date of Issuance, in form and substance satisfactory to the Bank, covering such matters as the Bank may reasonably request; and

                  (f) such other documents, instruments or opinions as the Bank may reasonably request.

         Section 3.2. Statements. The following statements shall be correct on the Date of Issuance:

                  (a) the representations and warranties contained in this Agreement or in any instrument delivered to the Bank pursuant to or in connection with this Agreement are correct on and as of the Date of Issuance (and after giving effect to the issuance of the Letter of Credit) as though made on and as of such date;

                  (b) no Event of Default or Default has occurred and is continuing or would result from the issuance of the Letter of Credit; and

                  (c) the issuance of the Letter of Credit for the account of the Participating Bank will not materially adversely change the Participating Bank's operations or conditions (financial or otherwise).

         Section 3.3. Related Documents; Issuance of Bonds. On or before the Date of Issuance, all of the Related Documents shall have been duly authorized, executed and delivered by the parties thereto, all conditions precedent to the issuance of the Bonds shall have been satisfied, and the Bonds shall have been duly issued.


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                                   ARTICLE IV
                               PAYMENT PROVISIONS

         Section 4.1. Place and Manner of Payment. All payments by or on behalf of the Participating Bank to the Bank under this Agreement shall be made in lawful currency of the United States and in immediately available funds on the date due at the Bank's office at 530 Walnut Street, Seventh Floor, F.C. 1-9-7-1, Philadelphia, Pennsylvania 19106, or to an account maintained by the Bank and designated in a notice by the Bank to the Participating Bank. Any payment received after 3:15 P.M., Philadelphia time on the date due at the Bank's office will be deemed received on the next succeeding Business Day. Whenever any payment under this Agreement shall be due on a day which is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and any interest payable on such payment shall be payable for such extended time at the applicable rate.

         Section 4.2. Computation of Interest and Fees. Interest at the Prime Rate shall be computed on the basis of a year of 365 or 366 days (as the case may be). The commitment fee shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

         Section 4.3. Evidence of Debt. The books and records of the Bank shall be conclusive evidence, absent demonstrable error, of all amounts of principal, interest, fees and other charges advanced, due, outstanding or paid pursuant to this Agreement. The Bank agrees to provide statements of such amounts to the Participating Bank; provided, however, that, in the event of any conflict between such statement and the Bank's books and records, the latter shall be controlling.

         Section 4.4. Increased Costs.

                  (a) If any enactment, promulgation or adoption of any applicable law, regulation or rule or in the interpretation or administration thereof by any court, administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guidelines, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including without limitation a request or requirement which affects the manner in which the Bank allocates capital resources to its commitments, including its obligations under this Agreement and the Letter of Credit), (ii) subject the Bank to any tax or change the basis of taxation of the Bank (other than a change in a rate of tax based on overall net income of the Bank), or (iii) impose on the Bank any other condition regarding this Agreement or the Letter of Credit, and the result of any event referred to in clause (i), (ii) or (iii) of this sentence shall be to increase the direct or indirect cost to the Bank of issuing or maintaining the Letter of Credit or the Bank's obligations under this Agreement or to reduce the amounts receivable by the Bank hereunder (which increase in costs or reduction in amounts receivable shall be determined by the Bank's reasonable allocation of such cost increase or reduction in amounts receivable resulting from such event), then within 10 Business Days after demand by the Bank, the Participating


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Bank shall pay to the Bank, from time to time as specified by the Bank, additional amounts that in the aggregate shall be sufficient to compensate the Bank for such increased cost or reduction in amounts receivable. A certificate as to such increased cost or reduction in amounts receivable by the Bank as a result of any event mentioned in clause (i), (ii) or (iii) of the immediately preceding sentence submitted by the Bank to the Participating Bank, shall in absence of manifest error, be conclusive and binding for all purposes.

                  (b) If the Bank shall have determined that any enactment, promulgation or adoption of any applicable law, regulation, rule or guideline regarding capital adequacy, or in the interpretation or administration thereof, by any administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any controlling affiliate or entity) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply thereunder would be unlawful) of any such authority, central bank or comparable agency, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any controlling affiliate or entity) and the Bank determines, on the basis of reasonable allocations, that the amount of such capital is increased by or is based on its issuance or maintenance of the Letter of Credit or the Bank's obligations under this Agreement, then, within 10 Business Days after demand by the Bank, the Participating Bank shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank therefor. A certificate as to such additional amounts submitted to the Participating Bank by the Bank shall, in the absence of manifest error, be conclusive and binding for all purposes.

         Section 4.5. Overdue Payments. Overdue principal of, and (to the extent permitted by law) overdue interest in respect of, payments due under Section 2.2 and overdue payments of the commitment fee and amounts due under Articles IV, VIII and IX shall bear interest, payable on demand, at a rate per annum equal to the Prime Rate plus two percent (2%) until paid in full.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Participating Bank represents and warrants as follows:

         Section 5.1. Existence and Power. The Participating Bank is a state chartered banking corporation duly incorporated, validly existing and in good standing under the laws of the State, is qualified to do business in the State, and has all powers, corporate or otherwise, as applicable, and all material governmental licenses, authorizations, consents and approvals required to perform all of its obligations under this Agreement and, to the best of its knowledge, to carry on its business as now conducted.

         Section 5.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Participating Bank of this Agreement, the Bond


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Pledge Agreement and the Related Documents to which it is a party are within the
Participating Bank's corporate power, have been duly authorized by all necessary corporate action, do not and will not require any consent or approval of the members of the Board of Directors of the Participating Bank which has not been obtained, and do not contravene, or constitute a default under, any material provision of applicable law or regulation or of the articles of incorporation or association or by-laws, of the Participating Bank or of any agreement, judgment, injunction, order, decree, or other instrument binding upon the Participating Bank.

         Section 5.3. Binding Effect. This Agreement and the Related Documents to which the Participating Bank is or is to be a party have been or will be duly executed and delivered and are, or upon execution will be, valid and binding obligations of the Participating Bank, enforceable against the Participating Bank in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditor's rights generally or the availability of equitable remedies.

         Section 5.4. Governmental and Other Approvals. No approval, consent or authorization of, notice to or filing or registration with, any governmental authority or body is required for the due execution, delivery or performance by the Participating Bank of this Agreement or, to the best of its knowledge, any Related Document to which it is or is to be a party, except as have been obtained and are in full force and effect.

         Section 5.5. Financial Information. The Call Reports of the Participating Bank, and the annual financial statements of the Participating Bank, or the consolidated annual financial statements of the Participating Bank and any controlling entity thereof, reported on by independent certified public accountants (the "Audited Financial Statements"), each for the previous two most recent fiscal years of the Participating Bank, copies of which have been furnished to the Bank, fairly present the financial position of the Participating Bank and any controlling entity thereof as of the date thereof and the results of operations of the Participating Bank and any controlling entity thereof for the periods reflected therein, all in accordance with the rules and regulations of the Federal Financial Institutions Examination Council with respect to Call Reports, and GAAP with respect to Audited Financial Statements, respectively, and governmental agencies, whether state or federal, having regulatory or supervisory authority over the Participating Bank. Since the date of the most recent Call Report or Audited Financial Statements, as the case may be, to the best of Participating Bank's knowledge, there has been no material adverse change in the business, financial position, results of operations or prospects of the Participating Bank and any controlling entity thereof.

         Section 5.6. Litigation. Except as disclosed to the Bank in writing, there is no action, suit or proceeding pending, or to the knowledge of the Participating Bank threatened, against or affecting the Participating Bank before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which (a) could materially adversely affect the Participating Bank or the business, financial position or results of operations of the Participating Bank or (b) question the validity of this Agreement or any of the Related Documents to which it is or is to be a party.


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         Section 5.7. Taxes. The Participating Bank has filed all federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Participating Bank, except for those which the Participating Bank is contesting in good faith. The charges, accruals and reserves on the books of the Participating Bank in respect of taxes or other governmental charges are, in the opinion of the Participating Bank, adequate.


                                   ARTICLE VI
                                    COVENANTS

         So long as the Expiration Date has not occurred or any amount is due or owing to the Bank under this Agreement, the Participating Bank agrees as follows:

         Section 6.1. Information. The Participating Bank will deliver to the
Bank:

                  (a) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Participating Bank, the Audited Financial Statements reported on by certified public accountants of nationally recognized standing for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year;

                  (b) as soon as available, Participating Bank's interim financial statements which are made available to any governmental agency having regulatory or supervisory authority over the Participating Bank, or to any other Person;

                  (c) as soon as available, and in no event later than forty-five (45) days after the end of each quarter-annual period of each fiscal year of the Participating Bank, the Call Report for the quarter then ended;

                  (d) simultaneously with the delivery of each set of documents referred to in clause (a) above, a certificate of a senior officer of the Participating Bank stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details of such Default and the action which the Participating Bank is taking or proposes to take with respect to such Default; and

                  (e) from time to time such additional information regarding the financial position of the Participating Bank as the Bank may reasonably request.

         Section 6.2. Consolidations, Mergers, Sales of Assets. Except by operation of law, the Participating Bank will not (a) consolidate with or merge into any other Person or (b) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, unless, (i) the Participating Bank notifies the Bank in writing of such consolidation or merger and confirming the surviving or transferee entity's assumption of all of the Participating Bank's obligations hereunder and (ii) at the request of the Bank, immediately following such consolidation or merger the surviving or transferee entity shall expressly assume all obligations of the Participating Bank hereunder.

         Section 6.3. Conduct of Business and Maintenance of Existence. The Participating Bank will preserve, renew and keep in full force and effect its corporate existence, and the material rights, privileges and franchises necessary or desirable in the normal conduct of business as a state banking corporation or nationally chartered banking association, as the case may be.

         Section 6.4. Compliance with Laws. The Participating Bank will comply in all material respects with all material laws, ordinances, rules, regulations and requirements of governmental authorities the noncompliance with which would materially and adversely affect the Participating Bank's ability to perform its obligations hereunder, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         Section 6.5. Books and Records. The Participating Bank will keep proper books of record and Account in which true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 6.6. Payment of Obligations. The Participating Bank will pay and discharge, at or before maturity, all its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         Section 6.7. Notices. The Participating Bank will promptly give written notice to the Bank of the occurrence of any Default or Event of Default signed by a senior officer of the Participating Bank, setting forth the details of, and the actions which the Participating Bank proposes to take with respect to, such Default or Event of Default. The Participating Bank will also promptly give notice to the Bank of any pending or threatened action, suit or proceeding against the Participating Bank, an adverse decision in which could materially and adversely affect the operations or the conditions (financial or otherwise) of the Participating Bank or the ability of the Participating Bank to repay its obligations under this Agreement or which questions the validity of this Agreement, the Bond Pledge Agreement or any Related Document to which it is or is to be a party.

         Section 6.8. Related Documents. Neither the Participating Bank nor the Bank will amend, modify or terminate or agree to or consent to amend, modify or terminate any Related Documents to which it is or is to be a party without the prior written consent of the other party; provided, however, that the Participating Bank may amend the Reimbursement Agreement so long as such amendment shall not alter, in any manner, the rights and obligations of the parties hereto or otherwise conflict with the terms of this Agreement.

                                   ARTICLE VII
                              DEFAULT AND REMEDIES

         Section 7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  (a) the Participating Bank shall fail to pay within three (3) Business Days when due any amount payable under any provision of this Agreement;

                  (b) any materially adverse change in the financial condition of the Participating Bank shall occur;

                  (c) the Participating Bank shall fail to observe or perform any material covenant or agreement contained in this Agreement or (other than those specified by clauses (a) and (b) above) for thirty (30) days after written notice of such failure has been given to the Participating Bank by the Bank;

                  (d) any material representation or warranty made by the Participating Bank in this Agreement or in any instrument delivered pursuant to or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect at the time made or deemed made;

                  (e) any event of default, however defined, shall occur and be continuing under the Indenture or the Loan Agreement;

                  (f) any material provision of this Agreement or any Related Document to which Participating Bank is party at any time for any reason shall cease to be valid and binding on the Participating Bank or shall be declared to be null and void, the validity or enforceability of any such provision shall be contested by the Participating Bank or the Participating Bank shall deny that it has any further liability or obligation under any such provision;

                  (g) the Participating Bank shall (i) commence a voluntary case or other proceeding seeking receivership, liquidation, reorganization or other relief with respect to itself of its debts under any receivership, bankruptcy, insolvency or other similar law now or in the future in effect, (ii) seek the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iii) make a general assignment for the benefit of creditors, (iv) fail generally to pay its debts as they become due or (v) take any action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Participating Bank seeking receivership, liquidation, reorganization or other relief with respect to it or its debts under any receivership, bankruptcy, insolvency or other similar law now or in the future in effect or seeking the appointment of a trustee, receiver, liquidator, custodian of other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Participating Bank under the federal or state receivership, bankruptcy or insolvency laws.

         Section 7.2. Remedies. Upon the occurrence of an Event of Default pursuant to Section 7.1(g) or (h) all amounts then due and payable by the Participating Bank under this Agreement shall become due and payable, automatically and immediately without any presentment, demand, protest or other notice or formality of any kind (all of which are expressly waived). Upon the occurrence of an Event of Default (other than pursuant to Section 7.1(g) or (h)), the Bank may, after thirty (30) days written notice to the Participating Bank (unless the Event of Default is cured in such 30-day period), declare all amounts then due and payable by the Participating Bank under this Agreement to be immediately due and payable (and the same shall upon such notice become immediately due and payable), in each case without any presentment, demand, protest or other notice or formality of any kind. Upon any such occurrence, the Bank may, in addition, (a) require the Participating Bank to provide the Bank additional collateral in form and amount acceptable to the Bank, (b) exercise all of its rights and remedies under this Agreement, any security agreement delivered pursuant to this Agreement or otherwise, the Bond Pledge Agreement, or any Related Document, (c) give written notice to the Trustee of such occurrence, with the effects contemplated by Section 7.01 of the Indenture, (d) require the Trustee to accelerate payment of all Bonds and interest accrued thereon as provided in Section 7.03 of the Indenture, (e) draw on the standby letter of credit, if any, delivered to the Bank pursuant to this Agreement or otherwise,
(f) exercise any and all remedies available to the Bank at law or in equity, or
(g) exercise all or any combination of the remedies provided for in this
Section 7.2.


                                  ARTICLE VIII
                            CHARACTER OF OBLIGATIONS

         Section 8.1. Obligations Absolute. The obligations of the Participating Bank under this Agreement shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever. If at any time all or any part of any payment previously applied by the Bank to any payment obligations hereunder of the Participating Bank or the proceeds of any enforcement of any security interest of the Bank or any exercise of the right of set-off by the Bank is invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or, is or must be rescinded or returned by the Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Participating Bank) such obligations shall be deemed to have continued in existence for the purpose of this Agreement, and to the extent that such payment is or must be rescinded or returned, this Agreement shall continue in force or be reinstated, as the case may be, as though such application by the Bank had not been made.

         Section 8.2. Continuing Obligation. The obligations of the Participating Bank and the Bank under this Agreement shall (a) continue until the latter of (i) the Expiration Date or (ii) the date upon which all amounts due and owing to the Bank under this Agreement shall have been paid in full, (b) be binding upon and inure to the benefit of, and be enforceable by, the Bank, the Participating Bank, and their respective successors, transferees and assigns; provided, however, that neither party may assign all or any part of this Agreement without the prior written consent of the other party. The Bank may not assign its obligations under the Letter of Credit without the prior written confirmation of the rating of the Bonds by the agency rating the Bonds.

         Section 8.3. Limited Liability of the Bank. The Participating Bank assumes all risks of the acts or omissions of the Trustee or any beneficiary of the Letter of Credit with respect to the use of the Letter of Credit or its proceeds. Neither the Bank nor any of its officers, directors, employees, or agents shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or any acts or omissions of the Trustee or any beneficiary of the Letter of Credit in connection with the Letter of Credit; (b) the validity, sufficiency or genuineness of documents submitted in connection with the Letter of Credit or of any endorsement on such documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit; or (d) any other circumstances whatsoever in making, delaying to make or failing to make payment under the Letter of Credit; provided, however, that the Participating Bank shall have a claim against the Bank, and the Bank shall be liable to the Participating Bank, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Participating Bank which the Participating Bank proves were proximately caused by (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 8.4. Indemnification. In consideration for the Bank's issuance of the Letter of Credit, to the fullest extent permitted by law, the Participating Bank indemnifies and holds harmless the Bank and its officers, directors, employees and agents from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which such indemnified party may incur (or which may be claimed against such indemnified party by any Person) by reason of (a) the issuance, sale or delivery of the Bonds; (b) the use of the proceeds of the Bonds or any Drawing; or (c) or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit; provided, however, that the Participating Bank shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the Bank in performing its obligations under this Agreement and the Letter of Credit or (ii) incurred by reason of any untrue or misleading statement contained, or any failure to state any material fact, in the Placement Memorandum or Preliminary Placement Memorandum. The Participating Bank, upon demand by any party indemnified or intended to be indemnified pursuant to this Section 8.4 at any time, shall reimburse such party for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing. If any action, suit or proceeding arising from any of the foregoing is brought against any party indemnified or intended to be indemnified pursuant to this Section 8.4, the Participating Bank, to the extent determined by such party as necessary or advisable in order to protect the rights of such party in connection with such action, suit or proceeding, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Participating Bank (which counsel shall be satisfactory to such party); provided, however, that the Participating Bank shall not be required to settle any such action without its consent, which consent shall not be unreasonably withheld. Nothing in this Section 8.4 is intended to limit the Participating Bank's payment obligations under this Agreement.


                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1. Benefit, Security and Subrogation. The Participating Bank and the Bank intend and agree that (a) the Bank shall have the benefit and security of the Reimbursement Agreement and the Security Documents (as defined in the Reimbursement Agreement) with respect to the amounts payable by the Borrower under the Reimbursement Agreement corresponding to the amounts payable by the Participating Bank to the Bank under this Agreement and (b) in the event of a draw under the Letter of Credit and failure of the Participating Bank to reimburse the Bank, with interest, in accordance with this Agreement, the Bank will be subrogated and succeed to the rights of the Participating Bank in, to and under the Reimbursement Agreement and the Security Documents with respect thereto, provided that the Bank will not exercise any such rights against the Borrower unless the Participating Bank is in default of this Agreement and the Bonds have been called for mandatory purchase or accelerated pursuant to the Indenture. The Participating Bank will execute and deliver to the Bank such further instruments and take such further actions as the Bank may require from time to time to confirm and effect such benefit, security and rights of subrogation and succession. In furtherance of the foregoing, the Participating Bank has caused the Borrower to agree in the Reimbursement Agreement that (i) the Bank shall have such benefit, security and rights of subrogation and succession, provided that the Participating Bank is not exercising its rights against the Borrower concurrently with the Bank and (ii) the Borrower will execute and deliver such instruments and take such further actions as the Bank may request from time to time to confirm and effect the same.

         Section 9.2. Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time without notice to the Participating Bank (any such notice being expressly waived by the Participating Bank) and, to the fullest extent permitted by law, to set off and to apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by the Bank to or for the account of the Participating Bank against any and all of the obligations of the Participating Bank now or hereafter existing under this Agreement or any other agreement or instrument delivered by the Participating Bank to the Bank in connection therewith, whether or not the Bank shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Subject to the foregoing provision of this Section, the rights of the Bank under this

Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

         Section 9.3. Costs, Expenses and Taxes. The Participating Bank agrees to pay within five (5) Business Days of the submission of the Bank's bill therefor, all reasonable costs and expenses (including fees and expenses of counsel to the Bank) incurred by the Bank in connection with the enforcement of this Agreement.

         Section 9.4. Notices. All notices, requests and other communications to any party hereunder shall be in writing, unless otherwise specified, and shall be given to such party, addressed to it, at its address or facsimile number set forth below or such other address or facsimile number as such party may in the future specify for such purpose by notice to the other party. The Bank will send copies to the Borrower of all notices the Bank sends to the Participating Bank concerning Defaults or Events of Default hereunder. Each such notice, request or communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified below, (b) if given by mail five (5) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified below:

      Party                    Address

      Bank:                    CoreStates Bank, N.A.
                               1345 Chestnut Street
                               PNB Building, 5th Floor
                               F.C. 1-1-5-22
                               Philadelphia, PA  19101
                               Attn:  Global Financial Institutions
                               Facsimile:  215-973-8432

      Participating Bank:      Jefferson Bank
                               1607 Walnut Street
                               Philadelphia, PA 19103
                               Attn: Kenneth R. Frappier, Senior Vice President
                               Facsimile: 215-564-6820

      Borrower:                Neose Technologies, Inc.
                               102 Witner Road
                               Horsham, PA  19044
                               Attn: P. Sherrill Neff, President
                               Facsimile: 215-444-5896

         Section 9.5. Amendment and Waivers. No amendments to any provision of this Agreement or the Letter of Credit shall in any event be effective unless the same shall be in writing and signed by the Bank and the Participating Bank. No waiver of any provision of this Agreement, nor consent to any departure by the Participating Bank of any such provision, shall in any event be effective unless the same shall be in writing and signed by the Bank. Any such waiver or consent shall be effective only in the specific instance and posed for the specific purpose for which given. The Bank hereby agrees to not agree to any amendment to, or consent to any action taken under, any of the Related Documents without the prior written consent of the Participating Bank.

         Section 9.6. No Waiver; Remedies. No failure on the part of the Bank or the Participating Bank to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right nor shall any single or partial exercise of any right under this Agreement preclude any other further exercise of such right or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

         Section 9.7. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions of this Agreement or affecting the validity, enforceability or authorization of such provision in any other jurisdiction.

         Section 9.8. Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 9.9. Satisfaction Required. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Bank, the determination of such satisfaction shall be made by the Bank in its reasonable discretion.

         Section 9.10. Survival of Covenants. All covenants made herein and in any documents delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Letter of Credit.

         Section 9.11. Counterparts. This Agreement may be signed in any number of counterpart copies, but all such copies shall constitute one and the same instrument.

         Section 9.12 Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State. This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State, excluding its conflict of laws rules. The Participating Bank hereby agrees to the jurisdiction of any state or federal court located within the county where the Bank's office indicated above is situated, or such other venue as the Bank chooses, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Participating Bank at the Participating Bank's address set forth herein for notices and service so made will be deemed to be completed on the Business Day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action or exercising any rights against any security or against the Participating Bank individually, or against any property of the Participating Bank within any other state or nation to enforce any award or judgment obtained in the venue provided above, or such other venue as the Bank chooses. The Participating Bank waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

         Section 9.12. WAIVER OF JURY TRIAL. THE PARTICIPATING BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT THE PARTICIPATING BANK MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS OR OTHERWISE AND THE PARTICIPATING BANK ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

         WITNESS the due execution hereof on the day and year first above written.


JEFFERSON BANK                              CORESTATES BANK, N.A.


By /s/ Kenneth R. Frappier                  By /s/ Wade Johnson
   -------------------------------             ---------------------------------

Print Name: Kenneth R. Frappier             Print Name: Wade Johnson
----------------------------------          ------------------------------------
Title Senior Vice President                 Title Vice President
----------------------------------          ------------------------------------